 Exhibit (a)(1)(D)

Offer to Purchase for Cash
8,669,029 Ordinary Shares
of
MAGAL SECURITY SYSTEMS LTD.
at
$2.95 NET PER SHARE
by

FIMI OPPORTUNITY V, L.P.
FIMI ISRAEL OPPORTUNITY FIVE, LIMITED PARTNERSHIP

THE INITIAL OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, ON JUNE 22, 2020, UNLESS THE OFFER IS EXTENDED.

May 22, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated as of the date hereof, and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the special tender offer of FIMI Israel Opportunity Five, Limited Partnership and FIMI Opportunity V, L.P. (collectively, the “Purchaser”), to purchase 8,669,029 ordinary shares, par value NIS 1.0 per share (the “Shares”) of Magal Security Systems Ltd. (“Magal”), at a price of $2.95 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer, dated as of the date hereof (the “Offer to Purchase”) and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”) enclosed herewith. The description of the Offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase and Letter of Transmittal. Terms used herein but not otherwise defined herein have the definitions ascribed thereto in the Offer to Purchase.

We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record of the Shares and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

               Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the Shares held by us for your account, upon the terms of, and subject to the conditions to, the Offer or (2) notify the Purchaser of your objection to the Offer with respect to any or all of the Shares held by us for your account.

If you determine to tender your Shares in the Offer, we also request instructions as to whether you are eligible for an exemption from Israeli withholding tax by completing the enclosed Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”). In this respect, as more fully described in the Offer to Purchase, pursuant to Israeli tax law, the Purchaser will withhold applicable amounts from the cash payment (if any) made to you with respect to Shares tendered by you and accepted for payment by the Purchaser pursuant to the Offer, unless you are either (1) eligible for a full exemption from such tax and complete and submit to us the Declaration Form together with your tender instructions, or (2) otherwise eligible for an exemption or a more favorable Israeli withholding tax rate and provide a valid certificate issued by the Israel Tax Authority (the “Valid Certificate”). We are (or our nominee is) the holder of record of Shares held by us for your account and therefore, you should submit the Declaration Form or the Valid Certificate only to us, and by doing so, you also acknowledge that we may forward such form (as well as related information) to the Purchaser, to the Depositary, to the Information Agent and any person authorized by the Purchaser. You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure). See Section 5 of the Offer to Purchase, which also sets forth important information with respect to U.S. backup withholding taxes.

Your attention is directed to the following:

1.          The offer price is $2.95 per Share, net to you in cash, less any applicable withholding taxes and without interest.

2.          The Offer is being made for 8,669,029 Shares.

3.          Shareholders may tender their Shares or deliver Notices of Objection until 10:00 a.m., New York time, on June 22, 2020 (the “Initial Completion Date”), unless the Offer is extended. The period from the commencement of the Offer until the Initial Completion Date (as may be extended by the Purchaser) is referred to as the Initial Offer Period.

4.          Promptly following the Initial Completion Date, the Purchaser will publicly announce whether or not the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser. As required by Israeli law, if the conditions to the Offer are satisfied or, subject to applicable law, waived by the Purchaser, then if with respect to each Share held by us for your account:

•	we have not yet responded to the Offer;

•	we have notified the Purchaser of your objection to the Offer, or

•	we have tendered such Share on your behalf but have withdrawn such tender prior to the Initial Completion Date,

you will be afforded an additional four calendar-day period following the Initial Completion Date, during which you may instruct us to tender such Share on your behalf. This additional period is referred to as the Additional Offer Period. These dates will change if the Purchaser decides to extend the Initial Offer Period. You may withdraw any previously tendered Shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period. See “Introduction,” Section 1, Section 3 and Section 4 of the Offer to Purchase.

If, with respect to all or any portion of your Shares, we object on your behalf to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser, you may instruct us to tender such Shares on your behalf during the Additional Offer Period.

5.          Conditions to the Offer include, among other things, that:

•
prior to 10:00 a.m., New York time, on the Initial Completion Date, there shall have been validly tendered and not properly withdrawn at least 1,200,000 Magal Shares (currently representing approximately 5.2% of the issued and outstanding shares and voting power of Magal);

•
as required by Israeli law, at 10:00 a.m., New York time, on the Initial Completion Date, the aggregate number of Shares validly tendered and not properly withdrawn (excluding Shares held by the Purchaser or its affiliates – see “Rights of Shareholders Who Do Not Accept the Offer” in the Offer to Purchase) must be greater than the number of Shares represented by Notices of Objection to the Offer; and

•	the Israeli Competition Authority shall have approved the purchase of the Shares pursuant to the offer.

The Offer is not conditioned on the availability of financing or the approval of the board of directors of Magal. Please see Section 11 of the Offer to Purchase, which sets forth in full the conditions to the Offer and specifies those conditions to the Offer that are waiveable by the Purchaser.

6.          If more than 8,669,029 Shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period (the “Final Expiration Date”), the Purchaser will purchase 8,669,029 Shares on a pro rata basis from all tendering shareholders. In these circumstances, the number of Shares that the Purchaser will purchase from each tendering shareholder will be based on the total number of Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

7.          If less than 8,669,029 shares are validly tendered, but at least 1,200,000 Shares are validly tendered and not properly withdrawn, Purchaser will purchase Shares from all shareholders who have validly tendered their Shares in the Initial Offer Period and the Additional Offer Period and have not properly withdrawn their Shares before the completion of the Initial Offer Period. You may only withdraw previously tendered shares prior to the completion of the Initial Offer Period. See Section 1 and Section 4 of the Offer to Purchase.

8.          Promptly following the Final Expiration Date, the Purchaser will announce the results of the Offer and the proration factor, if any. If the Purchaser is unable to promptly determine the final proration results, the Purchaser will announce the preliminary results. Shares accepted for payment pursuant to the Offer will be paid within four U.S. business days following the Final Expiration Date.

9.          Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions with respect to the purchase of Shares by the Purchaser in the Offer. Except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes will not be paid by the Purchaser.

If you wish to have us tender any or all of your Shares held by us for your account, please (1) so instruct us by completing, executing and returning to us the instruction form contained in this letter and (2) if applicable to you, complete, execute and return to us the Declaration Form enclosed with this letter.

Alternatively, if you wish to notify the Purchaser of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter by no later than 10:00 a.m., New York time, on the Initial Completion Date. IF YOU DO NOT WISH TO TENDER ANY SHARES OR OBJECT TO THE OFFER, YOU MAY SIMPLY DO NOTHING.

An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares in the Offer, all of your Shares will be tendered unless otherwise specified in your instructions. Your tender instructions (and Declaration Form, if applicable) should be forwarded to us in ample time to permit us to submit a tender on your behalf and, if you completed the Declaration Form, request an exemption from Israeli withholding tax on your behalf, prior to the Initial Completion Date or the Final Expiration Date, as applicable.

If you authorize the objection of your Shares to the Offer, we will object to the Offer with respect to all of your Shares unless otherwise specified in your instructions. Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Initial Completion Date.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all of Magal’s shareholders. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, the Purchaser will make a good faith effort to comply with that state statute. If, after its good faith effort, the Purchaser cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Purchaser will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER SHARES AND THEREAFTER, YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO SHARES AND THEREAFTER, YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER. IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER
with Respect to the Offer
 to Purchase for Cash
8,669,029 Ordinary Shares
 of
 Magal Security Systems Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 22, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the special tender offer of FIMI Israel Opportunity Five, Limited Partnership and FIMI Opportunity V, L.P. (collectively, the “Purchaser”), to purchase 8,669,029 ordinary shares, par value NIS 1.0 per share (the “Shares”) of Magal Security Systems Ltd. (“Magal”), at a price of $2.95 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to tender in the Offer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: ______________________, 2020

SIGN HERE
Number of Ordinary Shares To Be Tendered: Ordinary Shares[1]	Signature(s) Please type or print names(s)
Please type or print address Area Code and Telephone Number Taxpayer Identification or Social Security Number

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE. IF YOU WISH TO OBJECT TO THE OFFER, PLEASE COMPLETE THE “OBJECTION INSTRUCTION LETTER” AND RETURN IT TO US.

1          Unless otherwise indicated, it will be assumed that all Ordinary Shares held by us for your account are to be tendered.

OBJECTION INSTRUCTION LETTER
 with Respect to the Offer
 to Purchase for Cash
 8,669,029 Ordinary Shares
 of
 Magal Security Systems Ltd.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 22, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the special tender offer of FIMI Israel Opportunity Five, Limited Partnership and FIMI Opportunity V, L.P. (collectively, the “Purchaser”), to purchase 8,669,029 ordinary shares, par value NIS 1.0 per share (the “Shares”) of Magal Security Systems Ltd. (“Magal”), at a price of $2.95 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to object to the Offer with respect to the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: ______________________, 2020

SIGN HERE
Number of Ordinary Shares To Be Tendered: Ordinary Shares[2]	Signature(s) Please type or print names(s)
Please type or print address Area Code and Telephone Number Taxpayer Identification or Social Security Number

2          Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to object to the Offer.

Explanation of Objection Instruction Letter. Under Israeli law, the shareholders of Magal may respond to the Offer by accepting the Offer and tendering all or any portion of their Shares in accordance with the Offer to Purchase or by notifying the Purchaser of their objection to the Offer by executing and delivering Notices of Objection (which, in your case, is corresponding to this Objection Instruction Letter). Alternatively, they may simply not respond to the Offer and not tender their Shares. It is a condition to the Offer that at 10:00 a.m., New York time, on the Initial Completion Date, the aggregate number of Shares tendered in the Offer is greater than the number of shares represented by Notices of Objection. In making this calculation, the votes of a holder of a controlling interest in the Purchaser, a holder who has a personal interest in the acceptance of the Offer, a holder of a control block in Magal, or any person acting on its behalf or on behalf of the Purchaser, including their relatives and companies under their control, shall not be taken into account. If this and the other conditions to the Offer have been satisfied or waived, shareholders will be afforded an additional four calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted. See Section 3 of the Offer to Purchase.

THIS OBJECTION INSTRUCTION LETTER SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS OBJECTION INSTRUCTION LETTER IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE TENDER INSTRUCTION LETTER) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.